                                                                   Exhibit 10.42



________________________________________________________________________________

________________________________________________________________________________






                                     WARRANT

                          CORNERSTONE NATURAL GAS, INC.
                            (formerly Endevco, Inc.)

                             a Delaware Corporation
                                 (the "Company")





                               To Purchase

                      Shares of the Company's Common Stock

                                   granted to


                               ___________________








                                November 2, 1993


________________________________________________________________________________

________________________________________________________________________________

                                TABLE OF CONTENTS



ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     EXERCISE OF WARRANT . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.1  MANNER OF EXERCISE. . . . . . . . . . . . . . . . . . . . . .   2
          1.2  WHEN EXERCISE EFFECTIVE . . . . . . . . . . . . . . . . . . .   2
          1.3  DELIVERY OF STOCK CERTIFICATES, ETC.  . . . . . . . . . . . .   2
               (a) CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . .   2
               (b)  WARRANT. . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.4  COMPANY TO REAFFIRM OBLIGATIONS . . . . . . . . . . . . . . .   3

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE . . . . . . . . . . .   3
          2.1  GENERAL; WARRANT PRICE. . . . . . . . . . . . . . . . . . . .   3
          2.2  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK . . . . . . . .   3
          2.3  EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . .   4
          2.4  TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES . . . . . . .   4
          2.5  TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC.. . . . . . .   5
          2.6  COMPUTATION OF CONSIDERATION. . . . . . . . . . . . . . . . .   5
               (a) SHARES ACTUALLY ISSUED. . . . . . . . . . . . . . . . . .   5
               (b)  SHARES DEEMED ISSUED . . . . . . . . . . . . . . . . . .   6
               (c)  STOCK DIVIDENDS, ETC.. . . . . . . . . . . . . . . . . .   7
               (d)  SERVICES . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.7  ADJUSTMENTS FOR COMBINATIONS, ETC . . . . . . . . . . . . . .   7
          2.8  DILUTION IN CASE OF OTHER SECURITIES. . . . . . . . . . . . .   7
          2.9  APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . . .   7
               (a)  VALUE BASED ON DIVIDENDS . . . . . . . . . . . . . . . .   7
               (b)  VALUE BASED ON LIQUIDATING DISTRIBUTIONS . . . . . . . .   7
               (c)  VALUE BASED ON DIVIDENDS AND LIQUIDATING DISTRI-
                    BUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .   8
               (d)  OTHER PROFITS. . . . . . . . . . . . . . . . . . . . . .   8
     Section 2.10  MINIMUM ADJUSTMENT OF WARRANT PRICE . . . . . . . . . . .   8

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     CONSOLIDATION, MERGER, ETC. . . . . . . . . . . . . . . . . . . . . . .   8
          3.1  CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. .   8
          3.2  ASSUMPTION OF OBLIGATIONS . . . . . . . . . . . . . . . . . .  10

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     OTHER PROVISIONS CONCERNING DILUTION. . . . . . . . . . . . . . . . . .  10
          4.1  OTHER DILUTIVE EVENTS . . . . . . . . . . . . . . . . . . . .  10
          4.2  NO DILUTION OR IMPAIRMENT . . . . . . . . . . . . . . . . . .  11
          4.3  ACCOUNTANT'S AND COMPANY'S REPORT AS TO ADJUSTMENTS . . . . .  11
          4.4  NOTICES OF CORPORATE ACTION . . . . . . . . . . . . . . . . .  12

          4.5  AVAILABILITY OF INFORMATION . . . . . . . . . . . . . . . . .  13
          4.6  RESERVATION OF STOCK, ETC . . . . . . . . . . . . . . . . . .  13

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . . . . . . . . .  13
          5.1  RESTRICTIVE LEGENDS . . . . . . . . . . . . . . . . . . . . .  13
          5.2  NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL  . . . . . .  14
          5.3  TERMINATION OF RESTRICTIONS . . . . . . . . . . . . . . . . .  14

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS. . . . . . . . . . . .  14
          6.1  OWNERSHIP OF WARRANTS . . . . . . . . . . . . . . . . . . . .  14
          6.2  OFFICE, TRANSFER AND EXCHANGE OF WARRANTS . . . . . . . . . .  14
               (a) OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . .  14
               (b) NEW WARRANT . . . . . . . . . . . . . . . . . . . . . . .  15
          6.3  REPLACEMENT OF WARRANTS . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          8.1  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          8.2  NO RIGHTS OR LIABILITIES AS STOCKHOLDER . . . . . . . . . . .  19
          8.3  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          8.4  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  19
          8.5  EXPIRATION. . . . . . . . . . . . . . . . . . . . . . . . . .  19

          This Warrant and any Shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant, a copy of which is available from the Company to holders of this Warrant.


                          CORNERSTONE NATURAL GAS, INC.
                            (formerly Endevco, Inc.)

                                     Warrant

No. W-5                                                         November 2, 1993


     Cornerstone Natural Gas, Inc. (formerly Endevco, Inc.), (the "Company"), a Delaware corporation, for value received, hereby certifies that ________________, or registered assigns, is entitled to purchase from the Company ______________________________________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.10 par value (the "Common Stock") at any time or from time to time prior to 5:00 p.m., Houston time, on the Expiration Date, all subject to terms, conditions and adjustments set forth in this Warrant.

     This is one of the Warrants (the "Warrant") (such term to include any warrants issued in substitution therefor) originally issued pursuant to the Stock Purchase Agreement. The Warrants originally so issued evidence the right to purchase an aggregate of _______________________________________ shares of
Common Stock subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an "Article" mean one of the articles in this Warrant, and references to a "Section" mean one of the sections of this Warrant.

                                    ARTICLE I

                               EXERCISE OF WARRANT

     Section 1.1 MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subdivision (a) of Suction 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles II through IV.

     Section 1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 1.3 shall be deemed to have become the holder or holders of record thereof.

     Section 1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, subject to Article V, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, the following:

          (a) CERTIFICATES. A certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

          (b) WARRANT. In case such exercise is in part only, unless this Warrant has expired, a new Warrant or Warrants of like tenor dated the date hereof, calling in the aggregate on the face or faces thereof for the number of shares of Common

     Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in
     Section 1.1.

     Section 1.4 COMPANY TO REAFFIRM OBLIGATIONS. The Company will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights of the Common Stock or Other Securities issued upon such exercise to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                                   ARTICLE II

                ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE

     Section 2.1 GENERAL; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Article II) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by a fraction (the "Dilution Factor") (a) the numerator of which is the Initial Price and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be the Initial Price, shall be adjusted and readjusted from time to time as provided in this Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article II.

     Section 2.2 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.4 or 2.5) without consideration or for a consideration per share less than the Dilutive Basis, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to the lower of the prices (calculated to the nearest cent) determined as follows:

          (a) by multiplying the Warrant Price then in existence by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2.2, (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.4 or 2.5, such Additional Shares of Common Stock shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstand-ing; and

          (b) by dividing (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied times the then effective Warrant Price plus (2) the total consideration, if any, received and deemed received by the company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale.

     Section 2.3 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or Other Securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend payable in cash or other property and declared out of the earned surplus of the Company as at the date thereof as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto, then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

          (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

          (b) the denominator of which shall be the Current Market Price on such record date, or if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading.

     Section 2.4 TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options thereof or, the conversion or exchange of such Convertible Securities, or, in the case of Appreciation Rights, the number computed in accordance with Section 2.9, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.6) of such shares would be less than the Dilutive Basis in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or Additional Shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     Section 2.5 TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

     Section 2.6 COMPUTATION OF CONSIDERATION. For the purpose of Article II, the following shall be used to determine the consideration received or deemed received by the Company:

          (a) SHARES ACTUALLY ISSUED. The consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

               (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and
          (ii) above, applicable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

          (b) SHARES DEEMED ISSUED. Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4 relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing,

               (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant, or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case comprising such consideration as provided in the foregoing subdivision (a),
            By
               (ii) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (c) STOCK DIVIDENDS, ETC. Additional Shares of Common Stock issued or deemed to have been issued pursuant to Section 2.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

          (d) SERVICES. Additional Shares of Common Stock issued or sold or deemed issued or sold in exchange for services or the promise of future services shall be deemed to have been issued for no consideration.

     Section 2.7 ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     Section 2.8 DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Article III) or to subscription, purchase or other acquisition pursuant to any options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Article II, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Article II with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

     Section 2.9 APPRECIATION RIGHTS. If the Company issues or sells Appreciation Rights, a number of Additional Shares of Common Stock shall be deemed issued for purposes of this Article II and shall be computed as follows:

          (a) VALUE BASED ON DIVIDENDS. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to dividends paid or payable on Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distribution payments equal to those paid or payable with respect to such Appreciation Rights.

          (b) VALUE BASED ON LIQUIDATING DISTRIBUTIONS. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to liquidation distributions paid or payable on, or consideration received, in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distributions or payments equal to those paid or payable with respect to such Appreciation rights.

          (c) VALUE BASED ON DIVIDENDS AND LIQUIDATING DISTRIBUTIONS. If the Appreciation Rights entitle the holder thereof to distributions based on or determined with reference to either dividends paid or payable on Common Stock and liquidating distributions paid or payable or on consolidation received in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the greater of the amount computed under (a) or (b) above.

          (d) OTHER PROFITS. If the Appreciation Rights entitle the holder thereof to distributions based on or determined with reference to any other measure of profit of the Company, the number of Additional Shares of Common Stock deemed issued will be the value of the Appreciation Right, as determined in the good faith judgment of the Board of Directors, divided by the Current Market Price of the Common Stock on the date of issuance of the Appreciation Right.

     Section 2.10 MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment or readjustment of the Warrant Price required pursuant to this
Article II would be less than 1% of the Warrant Price in effect at the time such adjustment or readjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment or readjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Warrant Price; provided that, upon the exercise of this Warrant, all adjustments and readjustments carried forward and not theretofore made up to and including the date of such exercise shall, with respect to the portion of this Warrant then exercised, be made to the nearest .01 of a cent.

                                   ARTICLE III

                           CONSOLIDATION, MERGER, ETC.

     Section 3.1  CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC.

          (a) In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all the Company's assets, liquidation, or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing or in which the Common Stock ceases to be a publicly traded security either listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system (each such transaction being herein called the "Transaction", the date of consummation of the Transaction being herein called the "Consummation Date", the Company (in the case of a recapitalization of the Common Stock or any other such transaction in which the Company retains substantially all of its assets and survives as a corporation) or such other corporation or entity (in each other case) being herein called the "Acquiring Company"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that the holder of this Warrant, upon the exercise thereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in Article II of this Warrant).

          (b) Notwithstanding the provisions of Section 3.1(a) hereof, if the Common Stock is to be converted or changed into, in whole or in part, securities of the Acquiring Company or any affiliate thereof and the issuer of such securities does not meet the following requirements:

                  (i) it is a solvent corporation organized under the laws of any state of the United States of America having its common stock listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and such common stock continues to meet such requirements for such listing or quotation, and

                 (ii) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, then, at the election of the holder of this Warrant pursuant to notice given to the Company on or before the later of (1) the 30th day following the Consummation Date, and (2) the 60th day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Common Stock, the holder of this Warrant shall be entitled to receive, within 30 days after such election or the Consummation Date, whichever is later, in full satisfaction of the exercise rights and all other rights afforded to such holder under this Warrant, an amount equal to the fair market value of such exercise rights as determined by an independent investment banker (with an established national reputation as a valuer of equity securities) selected by the Company, such fair market value to be determined with regard to all material relevant factors but without regard to the effects on such value of the Transaction. In the event that the holder of this Warrant elects to receive payment under this Section 3.1(b), the Company shall obtain, and deliver to the holder of this Warrant a copy of the determination of an independent investment banker (selected by the Company and reasonably satisfactory to the holder of this Warrant) necessary for the valuation under this Section 3.1(b) within 30 days after the Consummation Date of the Transaction in question.

     Section 3.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in paragraph 3.1(a) unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and
(b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Article III, such holder may be entitled to receive.

                                   ARTICLE IV

                      OTHER PROVISIONS CONCERNING DILUTION

     Section 4.1 OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Article II or III are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Articles II and III, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

     Section 4.2 NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable thereof or upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

     Section 4.3 ACCOUNTANT'S AND COMPANY'S REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Article II) on account thereof. The Company shall also prepare and certify a report stating that any computation of the fair value of property by the Board of Directors was done in good faith by the Board as required herein. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail the manner in which it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to subdivision
(a) of Section 6.2 and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

     Section 4.4 NOTICES OF CORPORATE ACTION. In the event that any of the following occurs,

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date as of which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

     Section 4.5 AVAILABILITY OF INFORMATION. The Company will cooperate with each holder of any Warrant or Restricted Security in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission to report such holders beneficial ownership of Common Stock or Other Securities or as a condition to the availability of an exemption from the provisions of the Securities Act for the sale of any Restricted Securities.

     Section 4.6 RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

                                    ARTICLE V

                            RESTRICTIONS ON TRANSFER

     Section 5.1  RESTRICTIVE LEGENDS.  Except as otherwise permitted by this
Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

     Section 5.2 NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof, will give written notice to the Company of such holders intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer and (b) shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such transfer does not violate the Securities Act of 1933 and applicable state securities laws.

     Section 5.3 TERMINATION OF RESTRICTIONS.  The restrictions imposed by this
Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Securities Act or otherwise become freely transferable by the holder thereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates representing the securities not bearing the applicable legends required by
Section 5.1.

                                   ARTICLE VI

                OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS

     Section 6.1 OWNERSHIP OF WARRANTS. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     Section 6.2  OFFICE, TRANSFER AND EXCHANGE OF WARRANTS.

          (a) OFFICE. The Company will maintain an office in where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

          (b) NEW WARRANT. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to subdivision (a) of this Section 6.2, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     Section 6.3 REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                                   ARTICLE VII

                                   DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     ADDITIONAL SHARES OF COMMON STOCK: All shares (including treasury shares) of Common Stock issued or sold (or pursuant to Section 2.4, 2.5 or 2.9, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

          (a) shares issued upon the exercise of the Warrant,

          (b) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants, and

          (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock; and

          (d)  shares of Common Stock issued pursuant to the options listed on
     Schedule 2(d) of the Stock Purchase Agreement.

     APPRECIATION RIGHTS: All stock appreciation rights, net profits interests or other rights entitling the holder or owner thereof to receive payments based upon or determined with reference to the distributions to holders of Common Stock or the profits of the Company.

     BUSINESS DAY: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the States of Texas or New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     COMMISSION: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     COMMON STOCK: As defined in the introduction to this Warrant, such term to include (i) any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, (ii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iii) all stock appreciation rights, phantom stock and similar contract rights the holders-of which are entitled to payments based on or determined by reference to the value of the Common Stock, dividends payable with respect to Common Stock, or liquidating distributions payable with respect to Common Stock.

     COMPANY: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Article III.

     CONVERTIBLE SECURITIES: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

     CURRENT MARKET PRICE: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

     DILUTION FACTOR: As defined in Section 2.1.

     DILUTIVE BASIS: With respect to any issuance or sale or any deemed issuance or sale of Additional Shares of Common Stock from and after the date hereof, the greater of (i) the current Market Price on the day immediately before issuance or deemed issuance and (ii) the Warrant Price on the day before issuance or deemed issuance.

     EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     EXPIRATION DATE: November 2, 1997, unless extended as provided in Section 8.5.

     GAAP: Generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession; and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     INITIAL PRICE:  $0.78 per share.

     MARKET PRICE: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 20 days of the date as of which the determination is to be made.

     NASD:  The National Association of Securities Dealers, Inc.

     OPTIONS: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

     OTHER SECURITIES: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Article III or otherwise.

     PERSON: Any corporation, association, partnership, joint venture, trust, estate, organization, business, individual, government or political subdivision thereof or governmental agency.

     RESTRICTED SECURITIES: All of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 5.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

     SECURITIES ACT: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     STOCK PURCHASE AGREEMENT: That certain First Amended Stock Purchase Agreement dated May 28, 1993, by both the Company and Ray Davis, Trustee.

     SUBSIDIARY: With respect to any Person, any corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned, directly or indirectly, by such Person or by one or more subsidiaries of such Person.

     TRANSFER: Any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

     WARRANT PRICE: As defined in Section 2.1 of this Warrant.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     Section 8.2 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. The holder of this Warrant and all subsequent holders thereof hereby agree that except to the extent set forth herein, no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     Section 8.3 NOTICES. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its President at its office maintained pursuant to subdivision (a) of Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in Article I.

     Section 8.4  MISCELLANEOUS.

          (a) This Warrant may be amended, waived, discharged or terminated, and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, Action or omission to act, of the holder or holders of Warrants entitling such holders to purchase 51% or more by number of shares of the total number of shares of Common Stock issuable under all Warrants at the time outstanding.

          (b) This warrant shall be construed and enforced in accordance with the laws of the State of Texas.

          (c) The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

     Section 8.5 EXPIRATION. The Company will give the holder of this Warrant not less than six weeks nor more than five months prior notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at 5:00 p.m., Houston, Texas time, on the Expiration Date. If the Company shall fail to give such notice as aforesaid, the Expiration Date shall be automatically extended until the date six weeks after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant. In addition, if pursuant to Section 8.2 and 8.5 of the Warrant Purchase Agreement, the Company has become obligated to purchase this Warrant (or any portion thereof) but has not purchased this Warrant f or any reason, including the provisions of Section 8.3 or 8.9 of the Warrant Purchase Agreement or if the closing has not occurred as contemplated by Section 8.2 or
8.5 of the Warrant Purchase Agreement, the Expiration Date shall automatically be extended (i) until the Company purchases the Warrant or (ii) until Purchaser withdraws its right and option to cause the purchase (in which event, the Expiration Date will be extended an additional 30 days) of all of the Warrant. The Company shall notify Purchaser of any such extension of the Expiration Date, but failure to deliver such notice will not effect the extension.

                                   CORNERSTONE NATURAL GAS, INC.
                                   (formerly Endevco, Inc.)



                                   By:  ______________________________
                                        Robert L. Cavnar, Senior
                                        Vice President

                              FORM OF SUBSCRIPTION

To:  Cornerstone Natural Gas, Inc.
     (formerly Endevco, Inc.)

     The undersigned registered holder of the within Warrant hereby irrevocably
exercises such Warrant for, and purchases          * shares of Common Stock of
Cornerstone Natural Gas, Inc. (formerly Endeveco, Inc.), and herewith makes
payment of $           therefor, and requests that the certificates for such
shares be issued in the name of, and delivered to                          ,
whose address is
                                          .

Dated:                             (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face or
                                   Warrant)


                                   (Street Address)



                                   (City)    (State) (Zip Code)




               *Insert the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                               FORM OF ASSIGNMENT

                 [To be executed only upon transfer of Warrant]

     For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                       the right
represented by such Warrant to purchase shares of Common Stock of to which such Warrant relates, and appoints Attorney to make such transfer on the books of maintained for such purpose, with full power of substitution in the premises.


Dated:                             (Signature must conform in all
                                   respects to name of holder as
                                   specified on the face or
                                   Warrant)


                                   ________________________________
                                   (Street Address)


                                   ________________________________
                                   (City)    (State) (Zip Code)

Signed in the presence of:


__________________________

                           SCHEDULE OF STOCK WARRANTS

                                                  NUMBER OF
                          NAME                     WARRANTS
                          ----                     --------
                      Ben H. Cook                  512,821
                     Ray C. Davis                  769,231
                    Kelly J. Jameson               256,410
                     Clarency Mayer                256,410
                    Kelcy L. Warren                769,231